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                                                                   EXHIBIT 21.1

                                  SUBSIDIARIES


MPSI Systems Limited                                           U.K. Corporation
MPSI Australia Pty. Ltd.                                  Australia Corporation
MPSI do Brasil                                               Brazil Corporation
MPSI Systems K.K.                                          Japanese Corporation
MPSI Systems Pte. Ltd.                                    Singapore Corporation
Shanghai MPSI Software Inc.                                 Chinese Corporation
Management Planning Systems, Inc.                          Oklahoma Corporation


INACTIVE CORPORATIONS
MPSI China Inc.                                            Delaware Corporation
MPSI Surveys Inc.                                          Oklahoma Corporation
MPSI Systems Canada Inc.                                   Canadian Corporation
MPSI Systems SARL                                            French Corporation
MPSI Systems GmbH                                            German Corporation
Quest Systems International Inc.                           Delaware Corporation


BRANCH OFFICES
Seoul, South Korea                             Branch of MPSI Systems Pte. Ltd.
Johannesburg, South Korea                         Branch of Management Planning
                                         Systems, Inc. (d/b/a MPSI Africa Inc.)


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